477 Madison Avenue, 24th Floor New York, New York 10022 Tel 212 488 0794

June 04, 2013

Mr. Robert D'Loren

Xcel Brands, Inc.

475 Tenth Avenue

New York, NY 10018

Dear Mr. D'Loren

This agreement (“Agreement”) sets forth the terms of the engagement by Xcel Brands, Inc. (the “Company”) and Threadstone Advisors LLC (collectively with its affiliates, “Threadstone” or the “Agent”) pursuant to which Threadstone shall act as a placement agent (the “Services”) for the Company, on a reasonable best efforts basis, in connection with the proposed offer and placement (the “Offering”) by the Company of equity securities of the Company (the “Securities”). The terms of the Offering and the Securities shall be mutually agreed upon by the Company and the investors and nothing herein implies that Agent would have the power or authority to bind the Company or an obligation for the Company to issue any Securities or complete the Offering.

A. Fees and Expenses. In connection with the Services described above, the Company shall pay to Agent the following compensation:

1. Placement Agent’s Fee. The Company shall pay to Agent a cash placement fee (the “Placement Agent’s Fee”) equal to 7% of the aggregate purchase price paid by each purchaser of Securities that are placed in the Offering for the purchasers listed on Exhibit A to this Agreement. The Placement Agent’s Fee will be paid within thirty (30) days of the funding of the Offering.

2. Expenses. Agent shall be responsible for any expenses incurred by Agent related to the Services provided herein. Aside from the Placement Agent’s Fee, no other compensation shall be due from the Company to the Placement Agent.

B. Term and Termination of Engagement. Except as set forth below, the term (the “Term”) of Agent’s engagement will begin on the date hereof and end on the earlier of the consummation of the Offering, or June 30, 2013. Notwithstanding anything to the contrary contained herein, the provisions concerning indemnification, representations, and the Company’s obligations to pay the Placement Agent’s Fee contained herein will survive any expiration or termination of this Agreement.

C. Use of Information. The Company will furnish Agent such written information as Agent reasonably requests in connection with the performance of its services hereunder. The Company understands, acknowledges and agrees that, in performing its services hereunder, Agent will use and rely entirely upon such information as well as publicly available information regarding the Company and other potential parties to an Offering and that Agent does not assume responsibility for independent verification of the accuracy or completeness of any information, whether publicly available or otherwise furnished to it, concerning the Company or otherwise relevant to an Offering, including, without limitation, any financial information, forecasts or projections considered by Agent in connection with the provision of its services.

D. Limitation of Engagement to the Company. The Company acknowledges that Agent has been retained only by the Company, that Agent is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of Agent is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against Agent or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), employees or agents. Unless otherwise expressly agreed in writing by Agent, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of Agent, and no one other than the Company is intended to be a beneficiary of this Agreement. Agent shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by Agent.

Threadstone Advisors is affiliated with Susman Partners LLC Members FINRA / SIPC

E. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. Any disputes which arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City of New York, State of New York. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and State of New York. In the event of the bringing of any action, or suit by a party hereto against the other party hereto, arising out of or relating to this Agreement, the party in whose favor the final judgment or award shall be entered shall be entitled to have and recover from the other party the costs and expenses incurred in connection therewith, including its reasonable attorneys’ fees. Any rights to trial by jury with respect to any such action, proceeding or suit are hereby waived by Agent and the Company.

F. Representations by Agent. Agent represents and warrants to the Company that Agent (i) is a duly licensed and registered securities broker-dealer under the rules of FINRA and has all other licenses, approvals and consents necessary to perform the services, and shall remain a registered securities broker/dealer during the term of this agreement; and (ii) and its affiliates are currently in compliance with the securities laws and regulations applicable to it.

G. Miscellaneous. The Company represents that it is free to enter into this Agreement and the transactions contemplated hereby. This Agreement shall not be modified or amended except in writing signed by Agent and the Company. This Agreement shall be binding upon and inure to the benefit of Agent and the Company and their respective assigns, successors, and legal representatives. This Agreement constitutes the entire agreement of Agent and the Company, and supersedes any prior agreements, with respect to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

Threadstone Advisors is affiliated with Susman Partners LLC Members FINRA / SIPC

Very truly yours,

Threadstone Advisors, LLC

By	/s/ William S. Susman

Name:	William S. Susman
Title:	Managing Director

Accepted and Agreed:

XCEL BRANDS, INC.

By	/s/ Seth Burroughs
Name:	Seth Burroughs
Title:	EVP

Threadstone Advisors is affiliated with Susman Partners LLC Members FINRA / SIPC

EXHIBIT A

1.	Trafelet Capital (and affiliated funds)

Threadstone Advisors is affiliated with Susman Partners LLC Members FINRA / SIPC